exhibit A

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the common stock of the Issuer shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date: November 3, 2025

Kleiner Perkins Caufield & Byers XVII, LLC, a Delaware limited liability company		Kleiner Perkins Select Fund, LLC, a Delaware limited liability company

By: KPCB XVII Associates, LLC, a Delaware limited liability company, its managing member		By: Kleiner Perkins Select Associates, LLC, a Delaware limited liability company, its managing member

By:	/s/ Susan Biglieri	By:	/s/ Susan Biglieri
	Susan Biglieri		Susan Biglieri
	Chief Financial Officer		Chief Financial Officer

KPCB XVII Founders Fund, LLC, a Delaware limited liability company		Kleiner Perkins Select Founders Fund, LLC, a Delaware limited liability company

By: KPCB XVII Associates, LLC, a Delaware limited liability company, its managing member		By: Kleiner Perkins Select Associates, LLC, a Delaware limited liability company, its managing member

By:	/s/ Susan Biglieri	By:	/s/ Susan Biglieri
	Susan Biglieri		Susan Biglieri
	Chief Financial Officer		Chief Financial Officer

KPCB XVII Associates, LLC, a Delaware limited liability company		Kleiner Perkins Select Associates, LLC, a Delaware limited liability company

By:	/s/ Susan Biglieri	By:	/s/ Susan Biglieri
	Susan Biglieri		Susan Biglieri
	Chief Financial Officer		Chief Financial Officer